UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

 Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 26, 2015

Date of Report (Date of earliest event reported)

Oak Valley Bancorp

(Exact name of registrant as specified in its charter)

Commission file number : 001-34142

California (State of incorporation)	26-2326676 (I.R.S. Employer Identification No.)

125 N. Third Ave. Oakdale, CA (Address of principal executive offices)	95361 (Zip Code)

(209) 848-2265 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2015, Oak Valley Bancorp, a California corporation (the “OVB”) and Oak Valley Community Bank, a California state-chartered bank and a wholly owned subsidiary of OVB (“OVCB”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mother Lode Bank, a California state-chartered bank (“MLB”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, MLB will merge with and into OVCB (the “Merger”), with OVCB as the surviving corporation in the Merger. The Merger Agreement was unanimously approved by each of the Board of Directors of OVB, OVCB and MLB.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), MLB shareholders will have the right to receive $1.65 in cash, for each share of common stock, no par value per share, of MLB subject to certain pre-closing adjustments. The aggregate merger consideration, including cash consideration to paid to holders of outstanding stock options, is expected to be approximately $7.3 million.

Randolph Holder, a current director of MLB, is expected to join the Board of Directors for OVB and OVCB upon closing.

The Merger Agreement contains customary representations and warranties from OVB, OVCB and MLB, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time and, in the case of MLB, its obligation, subject to certain exceptions, to recommend that its shareholders adopt the Merger Agreement and its non-solicitation obligations relating to alternative acquisition proposals.

The completion of the Merger is subject to regulatory approvals and customary closing conditions and is expected to close during the fourth quarter of 2015.

The Merger Agreement provides certain termination rights for OVB, OVCB and MLB and further provides that a termination fee of $500,000 will be payable by MLB to OVB upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK VALLEY BANCORP

By:	/s/ Richard A. McCarty
Richard A. McCarty Executive Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

Date: August 28, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 26, 2015 by and among Oak Valley Bancorp, Oak Valley Community Bank and Mother Lode Bank

99.1	Press release of Oak Valley Bancorp issued August 27, 2015